REQUEST TO AMEND A LETTER OF CREDIT

To:  The Northern Trust Company
Letters of Credit, L-4
P.O.  Box 92921

Date:  02/26/97

Please amend the following letter of credit substantially in accordance with this request and transmit it by the method indicated below (by check "x").

X Other Federal Express

Your Letter of Credit No:  3264513  Dated 05/2/96

Extend L/C Expiry Date to 02/28/98

Increase amount by:

Other Changes:

All other terms and conditions remain unchanged.

TM Century, Inc.
Neil W. Sargent
Janette Williams